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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

WORLD WIDE RELICS INC.

(Name of Small Business Issuer in its Charter)

Nevada

                                                4911

           20-2208821

(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

___________________

WORLD WIDE RELICS INC.

1202 Lexington Avenue, Suite 104

New York, New York 10028

(504) 737-3854

 (Address, including zip code, and telephone number, including area code,

 of registrant's principal executive offices)

WORLD WIDE RELICS INC.

1202 Lexington Avenue, Suite 104

New York, New York 10028

(504) 737-3854

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Roger L. Fidler, Esq.

225 Franklin Avenue

Midland Park, New Jersey 07432

Telephone No.: (201) 670-0881

Facsimile No.: (201) 670-0888

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following

box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company (Do not check if a smaller reporting company)	☑

                                              CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered [2]	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	6,478,559	$0.05	$0.05	$18.08

1.

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

2.

Consists of Common Stock of World Wide Relics Inc. (“World Wide Relics Inc.”) to be distributed pro-rata to Classic Costume Company, Inc.  (CCUC) holders of record as of November 1, 2008 (the “Spin-off Record Date”) to effect a spin-off of our shares.  The CCUC shareholders will not be charged or assessed for the World Wide Relics Inc. Common Stock, and World Wide Relics Inc. will receive no consideration for the distribution of the foregoing shares in the spin-off.  There currently exists no market for World Wide Relics Inc.’s Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated August __, 2009

WORLD WIDE RELICS INC.

Spin-Off of World Wide Relics Inc. by the Distribution of
6,478,559 Shares of Common Stock

1202 Lexington Avenue, Suite 104

New York, New York 10028

(504) 737-3854

We are furnishing this Prospectus to the shareholders of Classic Costume Company (“CCUC”), a Delaware corporation.

CCUC owns the shares.  Shareholders of CCUC will receive one (1) of our shares for every two (2) shares of CCUC, which they owned on April 1, 2009, the record date of the distribution.  Fractional shares will be rounded up to the next whole share.  These distributions will be made within two (2) days of the date of this Prospectus.  World Wide Relics Inc. is bearing all costs incurred in connection with this distribution.

MARKET FOR THE SHARES

Before this offering, there has been no public market for our common stock and our common stock is not listed on any stock exchange or on the over-the-counter market.  This distribution of our common shares is the first public distribution of our shares.  It is our intention to seek a market maker to publish quotations for our shares on the OTC Electronic Bulletin Board; however, we have no agreement or understanding with any potential market maker.  Accordingly, we can provide no assurance to you that a public market for our shares will develop and if so, what the market price of our shares may be.

The securities offered in this Prospectus involve a high degree of risk.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

3

TABLE OF CONTENTS

Questions and Answers about the Spin-Off

Prospectus Summary

Summary Financial Data

Risk Factors

Spin Off and Plan of Distribution

Description of Business

Business of World Wide Relics Inc.

Business Plan Implementation

Technology

Products

Management’s Discussion and Analysis

Merchandising and Internet/Direct Commerce

Competition

Off-Balance Sheet Arrangements

Inflation

Management

Executive Compensation

Certain Related Transactions

Security Ownership of Certain Beneficial Owners

             And Management

Selling Shareholders

Federal Income Tax Consequences

Shares Eligible for Future Sale

Use of Proceeds

Description of Securities

Interest of Named Experts and Counsel

Transfer Agent

Legal Matters

Experts

Description of Property

Litigation

Where You Can Find More Information

Financial Statements

Notes to the Financial Statements

2 3 3 4 13 16 16 17 18 18 19 19 19 25 25 25 25 27 27 28 29 31 31 32 32 33 33 33 33 33 35 39 (F-2) 43 (F-3)

Questions And Answers About The Spin-Off

Q:

 How Many World Wide Relics, Inc. Shares Will I Receive?

A:

 World Wide Relics, Inc. will distribute to you one (1) share of our common stock for every two (2) shares of Classic Costume Company, Inc., “CCUC” you owned on the record date of November 1, 2008.  Fractional shares will be rounded up to the next whole share.

Q:

 What Are Shares Of World Wide Relics, Inc. Worth?

A:

 The value of our shares will be determined by their trading price after the spin-off.  We do not know what the trading price will be and we can provide no assurances as to value.

Q:

 What Will World Wide Relics, Inc.  Do After The Spin-Off?

A:

 The Company’s business will not change as a result of this transaction.  We are currently in the development stage.

Q:

 Will World Wide Relics, Inc.  Shares Be Listed On A National Stock Exchange Or The NASDAQ Stock Market?

A:

 Our shares will not be listed on any national stock exchange or the NASDAQ Stock Market.  It is our hope that the shares will be quoted by one or more market makers on the OTC Electronic Bulletin Board, although we have no agreements or understandings with any market maker to do so.

Q:

 What Are The Tax Consequences To Me Of The Spin-Off?

A:

 We do not believe that the distribution will qualify as a tax-free spin-off under U.S. tax laws.  Consequently, the total value of the distribution, as well as your initial tax basis in our shares, will be determined by the fair market value of our common shares at the time of the spin-off.  A portion of this distribution will be taxable to you as a dividend and the remainder will be a tax-free reduction in your basis in your CCUC shares.

Q:

 What Do I Have To Do To Receive My World Wide Relics, Inc. Shares?

A:

 No action by you is required.  You do not need to pay any money or surrender your CCUC common shares to receive our common shares.  We will mail your World Wide Relics, Inc. shares to your record address as of the record date.

PROSPECTUS SUMMARY

This Prospectus Summary highlights selected information contained elsewhere in this Prospectus.  You should rely only on the information contained in this prospectus.  We have not, and CCUC has not, authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  CCUC and we believe that the information contained in this prospectus is accurate as of the date on the cover.  Changes may occur after that date; CCUC and we may not update this information except as required by applicable law.  You should read the following summary together with the more detailed information regarding our Company and the shares of common stock being sold in this offering.

World Wide Relics Inc. was formed as a Nevada corporation on January 18, 2005.  We are a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines through our website with the registered domain name of WorldWideRelics.Com.  To date, we have completed our range of historical uniforms known as “Britain in the 1930’s” and have had commenced selling these items to the growing market of worldwide enthusiasts and collectors through our internet platform and on eBay Inc.  We intend to add new ranges of product covering the American Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor.  This range includes both uniforms as well as accoutrements such as boots, belts, and back packs produced to a museum quality standard.  The final sales entry point is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups worldwide that are principally in Europe.

Summary Consolidated Financial Information

The following table summarizes selected financial data regarding our business and should be read in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The financial statement data as of and for each of the fiscal years ended December 31, 2007 and 2008 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.  The financial statement data as of and for each of the six months ended June 30, 2008 and 2009, as well from Inception (January 18, 2005) through June 30, 2009,  have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk.  Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document.  You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Added Costs Due to Being a Public Company.

There is a substantial increase of costs to the Company as a result of being Public.  These costs include, but are not limited to the cost of conducting a yearly audit of the financial condition and quarterly reviews of the Company; such costs can be in excess of $50,000 yearly.  In addition, there can be additional legal costs associated with preparing all necessary filings with the Securities and Exchange Commission or other regulatory body, if the Company is not subject to the reporting requirements of section 13 or 15(d) of the Securities Act.  There are also assorted other additional costs to the Company for being Public.  As a result of all of these additional costs, the Company is likely to be less profitable if it does not generate enough revenue to cover the additional costs.

Current Economic Conditions May Impact Our Commercial Success and Ability to Obtain Financing.

The current economic conditions could have a serious impact on the ability of the Company to sustain its viability.  Due to the decrease in overall spending, there is a possibility that spending on recreational activities production levels may decrease for the foreseeable future, resulting in less economic activity for the Company.  Since we are a very small operation, we may not be able to create sufficient sales to sustain ourselves.  In addition, due to the severe difficulty in obtaining credit in the current economic crisis, we may have trouble seeking out and locating additional funds if we so desire or require financing of our operations.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers.  We cannot guarantee that new customers will be found; that any such new relationships will be successful when they are in place, or that business with current customers will increase.  Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

Effect of Governmental Regulations: Compliance with Environmental Laws

We do not believe that we are subject to any material government or industry regulations.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized.  They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs.  Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production.  We might not be able to maintain our ability to compete in this circumstance.

As a start-up or development stage company, an investment in our company is considered a high-risk investment whereby you could lose your entire investment.

We have recently commenced operations and, therefore, we are considered a “start-up” or “development stage” company.  We have limited experience selling theatrical costumes, film props, or collector curios.  We may incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment.

We have a history of very limited income and recent losses since our inception that may continue and cause investors to lose their entire investment.

World Wide Relics Inc. was formed on January 18, 2005, and it has cumulative net losses amounting to $15,278 from Inception to June 30, 2009, and lost $2,883 for the six months ended June 30, 2009.

World Wide Relics Inc., reported a net income (loss) for the years ended December 31, 2008 and 2007, of ($4,308) and $5,356, respectively.  As of June 30, 2009, World Wide had working capital of $5,480.  Because of these conditions, we will require additional working capital to develop our business operations.  We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development.  We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.  If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations.  If we are forced to cease operations, investors will lose the entire amount of their investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated April 14, 2009, our independent auditors stated that our financial statements for the year ended December 31, 2008 were prepared assuming that we would continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception.  We continue to experience net losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible.  If we are unable to continue as a going concern, you may lose your entire investment.

Our management has currently been advancing funds to the Company to help sustain its operations on a non-interest bearing and unsecured basis.  Given the difficult current economic environment, we believe that it will be difficult to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available.  In addition, the going concern explanatory paragraph included in our auditor’s report on our consolidated financial statements could inhibit our ability to enter into strategic alliances or other collaborations or our ability to raise additional financing.  If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations and/or seek bankruptcy protection.  Even if we do raise sufficient capital and generate revenues to support our operating expenses beyond January 2010, there can be no assurances that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations.  In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences, or privileges senior to those of existing stockholders.  If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.

The loss of John Amand, our President, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of John Amand, our President.  The loss of services of Mr. Amand will disrupt, if not stop, our operations.  In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff.  Our inability to recruit and retain such individuals may delay implementing and conducting our business on the internet, and or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced.  There is no assurance that personnel of the caliber that we require will be available.

We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may be negatively affected.

There is no assurance that our operations will initiate a successful profitable enterprise.  Due to our limited operating history as well as the very recent emergence of the market addressed by us, we have neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating revenues and expenses.  We expect to incur losses during the next 12 months of operations if not longer.  We are also likely to experience significant fluctuations in quarterly operating results caused by many factors, including the rate of growth, usage and acceptance of the Internet, changes in the demand for the our products and services, introductions or enhancements of products and services by us and our competitors, delays in the introduction or enhancement of products and services by us or our competitors, customer order deferrals in anticipation of new products, changes in our pricing policies or those of our competitors and suppliers, changes in the distribution channels through which products are purchased, our ability to anticipate and effectively adapt to developing markets and rapidly changing technologies, our ability to attract, retain and motivate qualified personnel, changes in the mix of products and services sold, changes in foreign currency exchange rates and changes in general economic conditions. We are attempting to expand our channels of supply and distribution.  There also may be other factors that significantly affect our quarterly results that are difficult to predict given our limited operating history, such as seasonality and the timing of receipt and delivery of orders within a fiscal quarter.  As a retail business, we expect to operate with little or no backlog.  As a result, quarterly sales and operating results depend generally on the volume and timing of orders and the ability of the Company to fulfill orders received within the quarter, all of which are difficult to forecast.  Our expense levels are based in part on our expectations as to future orders and sales, which, given our limited operating history, are also extremely difficult to predict.  Our expense levels are, to a certain extent fixed, and it will be difficult for us to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in demand for our products and services in relation to our expectations would have an immediate adverse impact on our business, results of operations and financial condition, which could be material.  Due to all of the foregoing factors, we believe that our quarterly operating results are likely to vary significantly in the future.  Therefore, in some future quarter our operating results may fall below the expectations of securities analysts and investors.  In such event, the trading price of our common stock would likely be materially adversely affected.

We plan to use any revenues received to further develop and advance our range of re-enactment products, and to increase our sales and marketing.  Many of the expenses associated with these activities (for example, costs associated with hiring professional consultants for historical accuracy of our product range) are relatively fixed in the short-term.  We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls.  If so, our operational results will suffer.

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability, it will be difficult for you to evaluate an investment in our stock, and you may lose your entire investment.

We were initially formed in January 2005 as World Wide Relics Inc.  We have a limited operation history.  The market for products sold through the Internet has only recently begun to develop and is rapidly evolving.  If our website is inactive, we may experience limited sales.  Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market.  In order to be successful, we must, among other things, attract, retain and motivate qualified customers to view our website, successfully implement our Internet marketing  programs,  respond to competitive developments and successfully expand our internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system.  There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that it will be able to operate profitably if or when operations commence.  You may lose your entire investment due to our lack of experience.

Our industry is highly competitive and we may not have the resources to compete effectively and be profitable, and as a result, you may lose your entire investment.

The markets for our products and services are new and intensely competitive.  We expect competition to persist, increase, and intensify in the future as the markets for our products and services continue to develop and as additional companies enter each of its markets.  We are aware of a few major retailers as well as smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete with our products and services.  Numerous product offerings and services that compete with those of ours can be expected in the near future.  Intense price competition may develop in our markets.  We face competition in the overall Internet market, as well as in each of the market segments where our products and services compete.  We have multiple competitors for each of our products and services.  Many of our current and potential competitors in each of its markets have longer operating histories and significantly greater financial, technical and marketing resources, name recognition and a more developed customer base.  We do not believe our markets will support the increasing number of competitors and their products and services.  In the past, a number of product markets have become dominated by one or a small number of suppliers, and a small number of suppliers or even a single supplier may dominate one or more of our market segments.  There can be no assurance that we will be able to compete effectively with current and future competitors.

Our future success depends upon successful sale of our products through electronic market media, and if we do not successfully achieve significant market acceptance and usage of our products, such failure would materially adversely affect our business.

Many of our products and services are intended to be introduced for sale through electronic market media.  Our success will depend largely upon the success of these and future products and services, and marketing presentation enhancements.  Failure of these products and services or enhancements to achieve significant market acceptance and usage would materially adversely affect our business, results of operations and financial condition.  If we are unable to successfully market our products and services, develop new products, services, and enhancements, complete products and services currently under development, or if such new products and services or enhancements do not achieve market acceptance, our business, results of operations and financial condition would be materially adversely affected.  The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards.

These market characteristics are exacerbated by the emerging nature of the Internet market and the fact that many companies are expected to introduce new products through the Internet in the near future.

Our future success will depend in significant part on our ability to continually and on a timely basis introduce new products, services, and technologies and to continue to improve our products and services in response to both evolving demands of the marketplace and competitive product offerings.  As a result, demand for and market acceptance of new products or services is subject to a high level of uncertainty, risk, and competition.  These pressures may force us to incur significant expenditures to remain competitive in these marketplaces, and, if we fail to appropriately address these pressures, our business, financial condition, and prospects could be materially adversely affected.

Our limited experience in implementing and conducting internet based commerce may impair our ability to grow and adversely affect our prospects.

Our growth depends to a significant degree upon the development of our Internet/Direct Commerce business.  If our website is inactive, we may experience limited sales.  We have limited experience in the businesses comprising our Internet/Direct Commerce business.  In order for our Internet/Direct Commerce business to succeed, we must, among other things:

•	make significant investments in our Internet/Direct Commerce business, including upgrading our technology and adding a significant number of new employees;
•	significantly increase our online traffic and sales volume;

•	attract and retain a loyal base of frequent visitors to our website;
•	expand the products and services we offer over our website;
•	respond to competitive developments and maintain a distinct brand identity;
•	form and maintain relationships with strategic partners;
•	provide quality customer service; and
•	continue to develop and upgrade our technologies.

We cannot assure that we will be successful in achieving these and other necessary objectives or that our Internet/Direct Commerce business will ever be profitable.  If we are not successful in achieving these objectives, our business, financial condition and prospects would be materially adversely affected.

System failure could impair our reputation, damage our brands, and adversely affect our products.

 If our website systems cannot be expanded to satisfy increased demand or fail to perform, we could experience:

•	unanticipated disruptions in service;
•	slower response times;
•	decreased customer service and customer satisfaction; and/or
•	delays in the introduction of new products and services.

Occurrence of any of the above incidences could impair our reputation, damage our brands, and materially and adversely affect our prospects.

Our ability to facilitate transactions successfully and provide high quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems.  Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events.  Any system failure that causes an interruption in service or decreases the responsiveness of our website service could impair our reputation, damage our brand name, and materially adversely affect our prospects.  Our success, in particular, our ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems.  We do not have a formal disaster recovery plan.  Despite the implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer orders.

We are using UJNA International as a source of most of our costumes.  UJNA International is based in Kanpoor in Southern India.  It is unique in its ability to match textiles and cloth samples and generate near perfect copies of original uniforms from historical photographs or illustrations.  The loss of the services of UJNA International would severely impact our business.

If UJNA International were to cease operations, then our product line would cease to exist very quickly and we would have to cease business.  To our knowledge no other company can match the product abilities and price of UJNA International.

In the unfortunate event that UJNA International ceases to produce and sell to World Wide Relics, we cannot assure that we will be successful in finding a substitute for the same.  Our failure to find a substitute may lead to termination of our operation, and thus cause adverse effects to our prospects.

Transactions conducted on the internet involve security risks, and there can be no assurance that all of our customers’ transactions will be secure.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers.  There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by us to protect our customer’s transaction data.  Any compromise of our security could have a material adverse effect on our reputation.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.  We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.  To the extent that activities of our or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose our company to a risk of loss or litigation and possible liability which could have a material adverse effect on us.

John Amand, our co-director and President, will only devote part time efforts to our business due to his involvement in other business interests until the completion of the offering.

The amount of time that Mr. Amand, our co-director, and President will devote to our business will be limited.  He is currently World Wide’s only employee.  Thus, there exist potential conflicts of interest including, among other things, time, and effort with such other business entities.  Currently, Mr. Amand is not involved in any other entity, which is engaged in a similar business as our company.  Mr. Amand will not spend full time operating our company.  This may cause delays in the implementation of our business plan.

John Amand will continue to influence matters affecting our company after this offering, which may conflict with your interests.

After giving effect to this offering, John Amand, a director and President of our company will not beneficially own any outstanding shares of common stock of our company if all of the shares in the offering are sold.  Mr. Amand may, however, be able to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

Unforeseeable circumstances may occur which could compel us to seek additional funds.  Future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could require additional financing  Thus, we may have to borrow or otherwise raise additional funds to accomplish such objectives.  We may seek additional sources of capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity.  This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us.  Our inability to raise additional equity capital or borrow funds required to affect our business plan, may have a material adverse effect on our financial condition and future prospects.  Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks.  Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses.  Some types of equity financing may be highly dilative to our stockholders' interest in our assets and earnings.  Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

RISKS RELATING TO OUR COMMON SHARES

You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future.  We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business.  Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by our company.  As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

Upon the issuance of the securities in this offering 5,000,000 Shares of Common Stock will be held as “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act.  5,000,000 of these shares are held by an affiliate.  Rule 144 provides, in essence, that a non-affiliated person holding restricted securities for a period of six months in a reporting company may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to not less than one percent of our outstanding common stock every three months if the company has been reporting at least ninety days.  Sales of unrestricted shares by our affiliates are also subject to the same limitation upon the number of shares that may be sold in any three-month period.  Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer.  Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 there under.  Rule 144 also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of our company at the time of the sale and have not been affiliates in the preceding three (3) months.  Such persons must satisfy a one (1) year holding period.  There is no limitation on such sales and there is no requirement regarding adequate current public information.  Investors should be aware that sales under Rule 144, or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market that may develop for such shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Our Common Stock Is A “Penny Stock,” And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

Currently there is no public market for our common stock.  If the common stock is ever listed in, the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange.

Penny stocks are also stocks, which are issued by companies with:

Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

FORWARD LOOKING STATEMENT

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results.  The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements.  These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain, and should be viewed with caution.  Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions.  It is not possible to foresee or to identify all such factors.  The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

RELIANCE ON MANAGEMENT

The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

SPIN-OFF AND PLAN OF DISTRIBUTION

Distributing Company:	World Wide Relics Inc.

Shares To Be Distributed:	6,478,559 shares of our common stock, $0.001 par value. The shares to be distributed in the spin-off will represent 100% of our total common shares outstanding.

Distribution Ratio:	One (1) of our common shares for every two (2) common shares of CCUC owned of record on April 1, 2009. No cash distributions will be paid. Fractional shares will be rounded to the next whole share.

No Payment Required:	No holder of CCUC common shares will be required to make any payment, exchange any shares or to take any other action in order to receive our common shares.

Record Date:

The record date for World Wide Relics Inc.’s distribution shares is November 1, 2008.  After the record date, the CCUC common shares will be trading “ex dividend,” meaning that persons who have bought their common shares after the record date are not entitled to participate in the distribution.

Prospectus Mailing Date:	, 2009. We have mailed this prospectus to you on or about this date.

Distribution Date:	6,478,559 of our common shares, which are held by CCUC, will be delivered to the distribution agent on this date, and the spin-off will be completed.

The distribution date will be a date within ten (10) days following the prospectus mailing date designated above.  You will be entitled to receive our shares even if you sold your CCUC shares after the record date.  A certificate representing your shares of our common stock will be mailed to your address of record as of the record date.  The mailing process is expected to take about thirty (30) days.

Distribution Agent:	The distribution agent for the spin-off will be Continental Stock Transfer, New York, NY.

Listing and Trading of Our Shares:

There is currently no public market for our shares.  We do not expect a market for our common shares to develop until after the distribution date.  Our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market.  We will attempt to have one or more broker/dealers agree to serve as market makers and quote our shares on the over-the-counter market on the OTC Electronic Bulletin Board maintained by NASDAQ.  However, we have no present agreement, arrangement, or understanding with any broker/dealer to serve as a market maker for our common shares.  If a public trading market develops for our common shares, of which there can be no assurance, we cannot ensure that an active trading market will be available to you.  Many factors will influence the market price of our shares, including the depth and liquidity of the market that may develop investor perception of our business, growth prospects, and general market conditions.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc.  The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (I) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.  We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take.  Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 15c2-11 application.

There is currently no market for our shares of common stock.  There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained.  Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities.  As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock.  Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

DESCRIPTION OF BUSINESS

BUSINESS OF WORLD WIDE RELICS INC.

History of the Company

Initially, World Wide was incorporated on January 18, 2005, as a Nevada corporation under the name, World Wide Relics Inc.  On January 15, 2006, World Wide sold to Western Securities Corporation (“Western Securities”), a Louisiana corporation, 6,478,559 shares of its common stock having a par value $0.001 per share for net consideration of $1,000.  In January 2007, Western Securities sold the 6,478,559 shares of World Wide in exchange for 201,000 shares of common stock in Classic Costume Company, Inc. (“Classic Costume”) and a note for $30,000 from Classic Costume; a then recently organized Delaware Corporation, pursuant to a Plan of Sale.  The Classic Costume was incorporated on December 28, 2006.  Classic Costume's decision to divest itself of World Wide was made after a lengthy review of strategic alternatives, and reflects Classic’s intention to create long-term shareholder value through pursuing opportunities in the automotive services sector.  Classic in the second and third quarter of 2009 will be focusing on the sale and conversion of “stretch vehicles” including Lincoln Town Car, Hummer, Chrysler 300, and similar full size vehicles.  Until this spinoff transaction, World Wide remained as a wholly owned subsidiary of Classic Costume.

Overview

  We are a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines, and through our website with the registered domain name of WorldWideRelics.Com.  To date, we have completed our range of political uniforms known as “Britain in the 1930’s” and have had reasonable success selling these items to the growing market of worldwide enthusiasts and collectors.  We intend to add new ranges of product covering the Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor.  This range includes both uniforms as well as accoutrements such as boots, belts, and back packs produced to a museum quality standard.  The final sales entry point is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups that are appearing worldwide.

  Enthusiasts can shop from their computers.  A virtual store exists on that portion of the Internet known as the World Wide Web.  You get to the store by entering its Web address into a Web browser.  We have registered the Domain Name “worldwiderelics.com”.  We also filed an application with the United States Government to trademark our website domain name, “worldwiderelics.com.”

  Once a product is selected for purchase, through our “shopping cart”, a form will be presented to you on the screen with the description and availability of the product, shipping times, or any delays, payment information.  Payment methods will include: (a) selecting a toll free telephone number to call and place your order, (b) E-mail to transmit credit card or electronic funds transfer ("ETF") or (c) pay through a secured a Secured Electronic Transfer, ("SET").

   Whether the customer purchases something or not, before leaving the store, the customers will be asked if they would like to leave their E-mail address and hopefully some personal information about themselves in order to be notified about any new product lines as they become available.

Business Plan Implementation

We plan to promote the public’s interest in visiting our internet store through several methods:

•

We intend to attend various types of consumer trade shows to place our products for sale, to collect names for a mailing of our catalog and other promotional information relating to our website and to direct customers to our website for access to our full product lines.

•

We will be producing CD ROM's containing information about us, the store, samples of titles with good resolution images and other interesting stories and information about our origin and our products.  We will list our URL with the various Web search engines such as Google, Yahoo, etc.

•

We will encourage visitors to visit our internet store and leave their E-mail address and any other personal information obtainable to build a data base of shoppers from which to send notices of sales, availability of desired merchandise, or any other enticement to get the shopper back to return to our Web Site or recommend it to others.

•

We plan to begin a process of enabling multi lingual wording of our products and internet store to encourage foreign visitors to visit us.

•

We intend to utilize radio advertising to advertise our website “worldwiderelics.com”.

•

We intend to establish E-stores with Ebay and Amazon.com in addition to Yahoo.com.

The Technology

We are using UJNA International to manufacture our product line.  UJNA International is a well established provider of historical costumes having provided to such media organizations as ABC and numerous film companies.  They offer an eclectic range of goods from Civil Re-enactment supplies through to full uniforms for those who re-enact battle scenes.  UJNA International has interests in tannery facilities and a textile mill based in the surrounds of Kampoor in Southern India.  By virtue of economies of scale, they are able to produce, dye, and cut small production runs of cotton or woolen cloth that would be impossible to replicate in the west on a cost efficient basis.

UJNA International offers the Company the most effective point of sale systems to fulfill the amateur re-enactors needs.  Once our website is active customers may download a measurement chart from the website of www.worldwiderelics.com, so the amateur enthusiast is able to email his or her measurements to the dedicated email address and make a credit card payment through Pay Pal.  Upon receipt of this information, the measurements are formatted and emailed to UJNA International for fulfillment.  Within ten days, the finished product is drop shipped from Kanpoor in India direct to the purchaser.

As the Internet has become more complex, more easily accessed, and more plentiful in rich media, it has increasingly become a destination for those wanting to purchase leisure goods.  Historically hobby re-enactor enthusiasts were limited on the availability of products such as uniforms and accoutrements.  Usually they were advertised through magazines that covered the relevant history periods such as Civil War Times or at yearly re-enactment gatherings.  Most products were in standard sizes so any purchases by the enthusiast resulted in considerable home tailoring and size re-adjustment.  By using the internet platform provided by our company the hobby re-enactor is guaranteed that providing he follows the measuring instructions he will receive a perfectly fitting period costume with the correct feel.

Because UJNA International uses cheap labor that stitches by hand all products offered are all but indistinguishable from period articles.  As the costs of low volume production in India are a fraction of the costs in the United States, the Company is able to deliver the product and still make a profit since the margin after shipping costs is relatively high.

Products

We intend to manufacture and sell a range of historical costumes to the amateur re-enactor.  To date, we have completed a range known as ‘Britain in the 1930’s’ and consists of museum quality bespoke copies of various political uniforms worn in Great Britain in the 1930’s.  This line includes emblematic belts, shirts and other paraphernalia content before the Second World War.

We are also developing in conjunction with UJNA International and range of museum quality copies of Civil War uniforms covering both Confederate and Union forces.  In conjunction with this launch, we will be releasing a complete film company quality range of uniforms from the both World War One and two to cater to the growing market of re-enactors and living history groups that cover these periods of history.

Merchandising and Internet/Direct Commerce

Our retail merchandising and Internet/Direct Commerce businesses will be competing in the consumer products and specialty retail businesses as well as the electronic commerce industry, all of which are highly competitive.  The leading competitors of our merchandising business include brick and mortar re-enactment resource stores, businesses that have been long established and known in re-enactment circles, and such Internet sites offering related products such as Ebay.com.  We compete on the basis of our content, the quality, uniqueness, price, and assortment of our products, service to customers and proprietary customer lists developed through direct contact with potential customers at militaria shows.

Competition

We face competition in every area of our existing and proposed businesses from other companies that have set up Web Sites to offer re-enactment products for sale at competitive prices.  The competitors are broken down by product segmentation into three key areas.  Those selling civil war re-enactment supplies such as uniforms and period weapons, etc.; those selling services such as costume hire and retired film company props.  The third segment is those internet stores selling a range of civil war, Second World War surplus to the re-enactment enthusiast.

Amongst the competitors is Fall Creek Suttlery, Inc, www.fcsutler.com, founded in 2003.  The range of uniform products on offer gives some idea of the market size.  A typical civil war style uniform jacket is offered for sale at $149.

Mercury Supply Company of Livingston, Texas offers an online catalogue and is a pure e-commerce business.  Again, the company is privately held so no figures are available for turnover of profitability.  The average cost of reenactment uniforms for both North and South is around $250.

The following are some of the other competitors in the market: www.tombstoneoutfitters.com and www.ccsutlery; whilst World War One reenactment enthusiasts have a very limited field to choose from, but are served by www.schipperfabrik.com and Second World War Enthusiasts are covered by a firm called www.1944militaria.com based in the United Kingdom.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

Management’s Discussion and Analysis contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as well as historical information.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct.  Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative.  Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties, and no assurance can be given that actual results will be consistent with these forward-looking statements.  Current shareholders and prospective investors are cautioned that any forward-looking statements are not guarantees of future performance.  Such forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results for future periods could differ materially from those discussed in this report, depending on a variety of important factors, among which are our ability to implement our business strategy, our ability to compete with major established companies, the acceptance of our products in our target markets, the outcome of litigation, our ability to attract and retain qualified personnel, our ability to obtain financing, our ability to continue as a going concern, and other risks described from time to time in our filings with the Securities and Exchange Commission. Forward-looking statements contained in this report speak only as of the date of this report.  Future events and actual results could differ materially from the forward-looking statements.  You should read this report completely and with the understanding that actual future results may be materially different from what management expects.  We will not update forward-looking statements even though its situation may change in the future.

We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of management.

PLAN OF OPERATION

Overview

We are a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines, and through our website with the registered domain name of WorldWideRelics.Com.  The website is currently under construction, as we are updating it and adding new features – we will have the website up soon.  To date, we have completed our range of political uniforms known as “Britain in the 1930’s” and have had reasonable success selling these items to the growing market of worldwide enthusiasts and collectors.  We intend to add new ranges of product covering the Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor.  This range includes both uniforms as well as accoutrements such as boots, belts, and back packs produced to a museum quality standard.  The final potential market is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups that are appearing worldwide.

Next year, 2010, will mark the 145th anniversary of the end of the Civil War. As such, there are an unusually large number of Civil War reenactments scheduled throughout the United States. Events are planned from February to December in, among other places, California, Florida, Georgia, Kentucky, Mississippi, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin. We expect that this heightened demand will coincide with a proportional increase in sales. Further, World Wide Relics plans to send an independent sales representative to many of these events in order to increase awareness of our product line.

Most of the battles scheduled for reenactment next year took place in 1865. During this period the Confederate Army ordered all troops to wear official uniforms, as opposed to the civilian clothing seen earlier in the war. Thus we expect that many participants who normally wear “civilian” period clothing for reenactments will choose to purchase uniforms of the type we market.

In addition to the expected increase in sales in our current line, we plan to market new items as well. We plan to recreate the “butternut” colored uniforms seen near the end of the war when traditional gray dyes became scarce. Because the bulk of the reenactments will take place in the summer months, we will also introduce replicas of the white confederate uniforms that were authorized for warm weather campaigns.

We are in discussions with our manufacturer UJNA about the feasibility of recreating these uniforms as well UJNA Ltd ability to meet the projected demand. In accordance with this new target market we will be eliminating our British uniform line which has sold poorly over the last year as evidenced in our declining sales figures and the economic decline in the United Kingdom has seriously impacted our market there. We believe this new aggressive focus on the domestic hobby market will be sufficient to enable World Wide Relics, Inc to become cash flow positive in the second quarter of 2010 assuming there is no further deterioration in the US domestic economy.

As a result of this aggressive restructuring of our product line and the phasing out of former products we have temporarily suspended the web site for maintenance and redesign in accordance with the company’s new focus.  Since March 2009 management has been conducting in-depth analysis of the civil war reenactment market by attending trade shows. Additionally we have had prolonged discussions with our suppliers regarding economies of scale and future product lines in order to ascertain fixed and marginal costs, optimal prices and potential profits.

Enthusiasts can shop from their computers.  A virtual store will exist on that portion of the Internet known as the World Wide Web.  You get to the store by entering its Web address, called a "universal resource locator, ("URL"), into a Web browser.  We registered and trademarked our website domain name, “worldwiderelics.com.”

Once a product is selected for purchase, through our “shopping cart”, a form will be presented to you on the screen with the description and availability of the product, shipping times, or any delays, payment information.  Payment methods in the future will include: (a) selecting a telephone number to call and place your order, (b) E-mail to transmit credit card or electronic funds transfer ("EFT") or (c) pay through a secured a Secured Electronic Transfer, ("SET").  At the moment, customers can pay using PayPal.

Whether the customer purchases something or not, before leaving the store, the customers will be asked if they would like to leave their E-mail address and hopefully some personal information about themselves in order to be notified about any new product lines as they become available.

Events and Uncertainties critical to our business

The historical costumes and reenactment clothing industry can be subject to seasonal variations in demand.  We expect that most of our products will see the greatest demand during the winter holiday shopping period, and possibly the summer months during the reenactment season.  Consequently, we expect to be most profitable during the fourth quarter of our fiscal year.  Quarterly results may also be materially affected by the timing of new product introductions, the gain, or loss of significant customers or product lines and variations in merchandise mix.  We will make decisions about purchases of inventory well in advance of the time at  which  such  products  are  intended  to be  sold.  Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.  Significant  deviations  from  projected  demand for  collectibles merchandise  could have a material  adverse  effect on our  financial condition  and  quarterly or annual  results of  operations.

Demand for our merchandise is affected by the general economic conditions in the United States.  When economic conditions are favorable and discretionary income increases, purchases of non-essential items like collectibles merchandise and animation art generally increase.  When economic conditions are less favorable, sales of historical costumes and reenactment clothing are generally lower.  In addition, we may experience more competitive pricing pressure during economic downturns.  Therefore,   any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

There is no guarantee that we will be able to generate sufficient sales to make our operations profitable.  We may continue to have little or no sales and continue to sustain losses in the future.  If we continue to sustain losses, we will be forced to curtail our operations and go out of business.  Our success depends in a large part on our ability to create additional product lines to create a catalog of uniforms to offer and implement a successful marketing and sales plan.  While we are currently seeking to hire additional computer programmers and historians to consult with as to historical accuracy and content there is no guarantee that these efforts will result in any substantial sales.  Because of lack of funding, we are unable to hire a dedicated programming and historical research consulting team who will devote their efforts to helping us design and create new lines of reenactment product in a timely manner.

If we are able to obtain funding to become fully operational, there is no guarantee that we will be able to find personnel who will be able to work closely with the company to help design and create new lines of product or to process orders, including special orders, made via the internet.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations.  For further discussion on the application of these and other accounting policies, see Note 1 to the accompanying audited financial statements for the period ended December 31, 2008, included elsewhere in this Prospectus.  Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments.  These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations.  For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment.  Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  In circumstances when these criteria are not met, revenue recognition is deferred until resolution occurs.

Shipping and Handling Costs

The Company accounts for shipping and handling costs as a component of “Cost of Sales”.

Seasonality of Business

We expect there to be subject to some seasonal fluctuations in its operating results, with revenues in November and December and other popular shopping holidays expected to be higher because of relationship of purchasing gifts and needed items for friends and family members being specifically associated with these occasions.

PLAN OF OPERATIONS – WORLD WIDE RELICS INC.

            World Wide was initially formed in January 2005.  The market for products sold through the Internet has only recently begun to develop and is rapidly evolving.  Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market.  In order to be successful, we must, among other things, attract, retain and motivate qualified customers to view our website, successfully implement our Internet marketing  programs,  respond to competitive developments and successfully expand our internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system.  Our mission is to combine the advantages of online commerce with a superior customer focus in order to be an authoritative source for authentic and excellent reproductions of historical memorabilia and clothing.

In sum, our goals are:

1.   To generate maximum sales revenues by offering an extensive range of superior products to online consumers at competitive prices;

2.   To generate referral and repeat business by offering exceptional service and sales follow-up to our customers; and

3.   To maximize the competitive advantage we hold through the sale of quality products which consumers value.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles and we have expensed all development expenses related to the establishment of the company.

RESULTS OF OPERATIONS - WORLD WIDE RELICS

Results of Operations - Comparison for the Three and Six Months Ended June 30, 2009 to the Three and Six Months Ended June 30, 2008.

The Company had relatively little operating activity as it severed its relationship from Classic Costumes, which, as stated elsewhere, resolved to pursue opportunities in the fabrication and selling of ‘stretch limousine’ vehicles.  The lack of working capital hampered operations in both 2009 and 2008. Management time was taken in the preparation and filing of its registration statement, substantial time and thought was spent in updating our website, and, of course, dealing with profound economic conditions.  The measure of our success in the future will depend on our ability to navigate through a treacherous macroeconomic environment and challenging market conditions, execute on our strategic vision, including attracting and retaining the management talent necessary for such execution, designing and delivering products that are acceptable to the marketplaces that we serve, sourcing the manufacture and distribution of our products on a competitive and optimal basis and focusing our retail capabilities.

The summary of selected financial data table below should be referenced in connection with a review of the following discussion of our unaudited results of operations for both the three months and the six months ended June 30, 2009 compared to the six months ended June 30, 2008.

	Six Months Ended June 30,
	2009	2008	$ Change	% Change
Sales	$ -	$386	$ (386)	-100.0%
Cost of sales	-	81	(81)	-100.0%
Gross margin	-	305	(305)	-100.0%

Selling, general & administrative	2,883	-	2,500	100.0%
Intangible amortization	-	50	(50)	-100.0%
Total operating expenses	2,883	50	2,833	5,666%
	(2,883)	255	(3,138)	-1,230%
Net income (loss)	$ (2,883)	$255	$(3,138)	-1,230%
	Three Months Ended March 31
	2009	2008	$ Change	% Change
Sales	$ -	$ -	$-	0.0%
Cost of sales	-	-	-	0.0%
Gross margin	-	-	-	0.0%

Selling, general & administrative	88	-	88	100.0%
Intangible amortization	-	25	(25)	-100.0%
Total operating expenses	88	50	63	251.0%
	(88)	255	(63)	251.0%
Net income (loss)	$(88)	$255	$(63)	251.0%

Liquidity and Capital Resources

As of June 30, 2009, our cash on hand was $21; total current assets were $8,309 and total current liabilities amounted to $2,829, including an advance from Mr. Amand of $329.  As of June 30, 2009, the total stockholders equity was $5,480.  Until the company achieves a net positive cash flow from operations, we are dependent on the Officer of the Company to advance us sufficient funds to continue operations.  We may seek additional capital to fund potential costs associated with expansion and/or acquisitions.  We believe that future funding may be obtained from public or private offerings of equity securities, debt or convertible debt securities or other sources.  Stockholders should assume that any additional funding will likely be dilutive.  Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us.  Because of our limited operations, if our officers and directors do not pay for our expenses, we will be forced to obtain funding.  We currently do not have any arrangements to obtain additional financing from other sources.  In view of our limited operating history, our ability to obtain additional funds is limited.  Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

Results of Operations - Comparison for the Year Ended December 31, 2008 to the Year Ended December 31, 2007

For the year ended December 31, 2008 revenues were $2,886 as compared to $14,078 for the year ended December 31, 2007, a decrease of $11,192, or 79.5%.  This decrease in revenue was mainly the result of the lack of capital to implement its business plan.

Cost of Sales

Our cost of goods sold for year ended December 31, 2008 were $6,912, or 239.5% of our sales as compared to $5,683, or 40.4% of our sales for the year ended December 31, 2007.  The increase in cost of sales directly relates to the write- down of slow moving or obsolete inventory in the fiscal year ended December 31, 2008 of $5,019.

Operating Expenses

For the year ended December 31, 2008, our operating expenses were $282, as compared to $3,039 for the prior year.  Operating expenses primarily consist of marketing and promotional expenses.

Liquidity and Capital Resources

As of December 31, 2008, our cash on hand was $75; total assets were $8,363, total current liabilities were $0 and total stockholders’ equity was $8,363.  Until the company achieves a net positive cash flow from operations, we intend to use debt to cover the anticipated negative cash flow into the first quarter of 2010, at which time we project to be operating in a positive cash flow mode.  We are seeking additional capital to fund potential costs associated with expansion and/or acquisitions.  We believe that future funding may be obtained from public or private offerings of equity securities, debt or convertible debt securities or other sources.  Stockholders should assume that any additional funding will likely be dilutive.  Accordingly, our officers, directors and other affiliates have provided and will continue to provide periodic cash inflows without interest in order to assist the Company in meeting its operational obligations.  Because of our limited operations, if our officers and directors do not pay for our expenses, we will be forced to obtain funding.  We currently do not have any arrangements to obtain additional financing from other sources.  In view of our limited operating history, our ability to obtain additional funds is limited.  Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

Inflation

The impact of inflation on the costs of our company, and the ability to pass on cost increases to its customers over time is dependent upon market conditions.  We are not aware of any inflationary pressures that have had any significant impact on our operations over the past quarter, and we do not anticipate that inflationary factors will have a significant impact on future operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our sole executive officer and directors:

Name	Age	Position
John Amand	58	Chief Executive Officer, Chief Financial Officer, President, Secretary and Sole Director

E. Todd Owens

     32          Secretary and Director

Set forth below is a biographical description of our executive officers and directors based on information supplied by each of them.

John Amand.  Mr. Amand has been the President of our Company since January 2006.  He was born in Buffalo, New York in 1951.  Mr. Amand was employed by BASF in their Troy branch from the early seventies until 1975.  In 1975 he took the role of a supporting actor in the Wyandotte Community Theatre production of ‘Inherit the Wind’, which led to work in a number of motion pictures including ‘Pals’ along with George C Scott, Don Ameche and Sylvia Sydney.  Mr. Amand currently resides near Savannah, Georgia and devotes his spare time to writing and publishing articles on a variety of subjects.  He had been disabled for the past twelve years with avascular necrosis, a bone disease.  He devotes such time to the Company as is required by its current operations.

E. Todd Owens.  Since January 2007, Mr. Owens has served as the secretary and as a director of our company.  Since 2005 to present, Mr. Owens has served as a researcher for the American Foreign Policy Council.  In addition, Mr. Owens is a member of the United States Marine Corps Reserve.  From 1999 to 2005, Mr. Owens served as an analyst/scout sniper for the United States Marine Corps and during 2004 and 2005 he was deployed in Iraq.  From 2002 to 2004, Mr. Owens served as a Commodity Futures Specialist for Iowa Grain Company and from 2001 to 2002 as an Options Analyst for the Kansas City Board of Trade.  Mr. Owens graduated from the University of Kansas in 2001 and from the Defense Language Institute in 2004.  Mr. Owens is fluent in Arabic.

CODE OF ETHICS

We have not adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2008 and 2007 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2008 whose total compensation exceeded $100,000.  No compensation was awarded during 2009.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Amand (1)	2008	--	--	--	--	--	--	--	--
	2007	--	--	--	--	--	--	--	--
E. Todd Owens	2008	-	-	-	-	-	-	-	-
	2007	-	-	-	-	-	-	-	-

(1) President and director.

OUTSTANDING EQUITY AWARDS

No named executive officer has received an equity award.

DIRECTOR COMPENSATION

We do not pay directors compensation for their service as directors.

Employment and Other Agreements

We have not entered into any employment agreement as of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 30, 2009 with respect to the pro forma beneficial ownership of the Company's outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group, as such will exist after the issuance of shares.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  The below table is based on 6,478,559 shares of common stock outstanding as of June 30, 2009.

	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
E. Todd Owens (2)	5,000,000	77.2%
1202 Lexington Avenue, Suite 104 New York, NY 10028
J. Amand (2)	0	0
1202 Lexington Avenue, Suite 104 New York, NY 10028 Sichenzia Ross Friedman Ferrence LLP 1,076,559 16.6% 1065 Avenue of the Americas, 21st Floor New York, New York 10018 All officers and directors as a group (2 persons)	5,000,000	77.2%

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d) (1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities.  Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of December 31, 2008.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding options,	outstanding options,	plans (excluding
Plan category	warrants and rights	warrants and rights	securities in first column)

Equity compensation
plans approved by
security holders	None	-	None

Equity compensation
plans not approved by
security holders	None	-	None

Total	None	-	None

SELLING SHAREHOLDERS

The following persons will receive the shares being spun off from CCUC:

Audrey Alunan	1,000
Aurora Alunan	1,000
Gina Alunan	1,000
Julio Alunan	1,000
Michael Alunan	1,000
Bond Street Investments	30,000
Cindy Caleffie	5,000
CEDE & Co.	20,150
Bradley Fidler	1,000
Drew Fidler	1,000
Roger Fidler	1,000
Barbara Gardener	10,000
Robert Gardener	10,000
International Capital Advisors	25,000

Elaine Jordan	2,000
J.D. Jordan	40,000
Raymond Mariani	50,000
Robert Mariani	50,000
George Marquez	1,000
Solenge Marquez	500
PIVO Associates	1,000
Sterling LLC	20,000
National Vending	30,000
Sichenzia Ross Friedman Ferrence	1,076,559
Edward T. Owens	5,000,000
Western Securities Corp.	99,850

TOTAL:	6,478,559

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discusses U.S. federal income tax consequences of the spin-off transactions to CCUC stockholders who hold CCUC common stock as a capital asset.  The discussion that follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect.  This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to CCUC stockholders who are subject to special treatment under U.S. federal income tax law.  Stockholders subject to special treatment include, for example:

•

foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia),

•

financial institutions,

•

dealers in securities,

•

traders in securities who elect to apply a market-to-market method of accounting,

•

insurance companies,

•

tax-exempt entities,

•

holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and

•

holders who hold CCUC common stock as part of a hedge, straddle, conversion, or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign, state, or local laws.

CCUC stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

We believe that the distribution will not qualify as a tax-free distribution because we do not believe it meets the requirements of Section 355 of the Code.

Based upon the assumption that the spin-off fails to qualify as a tax-free distribution under Section 355 of the Code, then each CCUC stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received.  This would result in:

•

a dividend to the extent paid out of CCUC’s current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

•

a reduction in your basis in CCUC common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution referenced above; and then

•

gain from the sale or exchange of CCUC common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis.

•

each shareholder’s basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off.  If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date.  However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value, and other recognized criteria of value.

Following completion of the distribution, information with respect to the allocation of tax basis among CCUC and our common stock will be made available to the holders of CCUC common stock.

Back-up Withholding Requirements

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

•

is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

•

provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules.

A stockholder who does not supply CCUC with his, her, or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S.  Any amount withheld under these rules will be creditable against the stockholder’s federal income tax liability.  Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption.  If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder’s shares will be reported annually to the I.R.S. and to the stockholder.

Federal Securities Laws Consequences

Of the 6,478,559 shares of World Wide Relics Inc. common stock distributed to CCUC stockholders in the spin-off, 1,478,559 shares will be freely transferable under the act, except for those securities received by persons who may be deemed affiliates of World Wide Relics Inc. under Securities Act rules.  Persons who may be deemed to be affiliates of World Wide Relics Inc. after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with World Wide Relics Inc., such as our directors and executive officers.  Approximately 5,000,000 shares of our common stock will be held by affiliates after completion of the spin-off.

Persons who are affiliates of World Wide Relics Inc. generally will be permitted to sell their shares of World Wide Relics Inc. common stock received in the spin-off only pursuant to Rule 144 under the Securities Act.  However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply.  As a result, World Wide Relics Inc. common stock received by World Wide Relics Inc. affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding World Wide Relics Inc. common stock or the average weekly trading volume for World Wide Relics Inc. common stock during the preceding four-week period, and the securities are sold in “broker’s transactions” and in compliance with certain notice provisions under Rule 144).

USE OF PROCEEDS

World Wide Relics Inc. will receive none of the proceeds of the 6,478,559 shares.

SHARES ELIGIBLE FOR FUTURE SALE

As of April 1, 2009 the Company’s issued and outstanding shares of Common Stock were all held by Classic Costume.  The shares were split into 6,478,559 shares and these shares will spun out to the shareholders of Classic Costume at a rate of one World Wide share for each two shares of Classic Costume held by the present Classic Costume holders.  Only the shares to be held by E. Todd Owens will be subject to the volume selling requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i)

One percent of the outstanding shares of Common Stock; or

(ii)

The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about WORLD WIDE RELICS INC.  In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least one year may resell such shares without regard to the requirements described above.  WORLD WIDE RELICS INC. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors.  See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price.”

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share.  As of June 30, 2009, there were 6,478,559 shares of Common Stock issued and outstanding.  The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share.  Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director.  Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends.  Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to common stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants, or other securities of the Company.  The Common Stock is not convertible or redeemable.  Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer, or employee of World Wide Relics Inc.  Furthermore, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in World Wide Relics Inc.

TRANSFER AGENT

The Transfer Agent and Registrar for the common stock is Continental Stock Transfer & Trust, New York, NY.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by

Roger L. Fidler, Esq., Midland Park, New Jersey 07432.  His telephone number is (201) 670-0881.

EXPERTS

Our audited financial statements as of December 31, 2008 and for the periods then ended, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated April 1, 2009 upon authority as experts in accounting and auditing.  Sherb & Co., LLP’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

DESCRIPTION OF PROPERTY

We maintain our principal office at 1202 Lexington Avenue, Suite 104, New York, NY.  Our telephone number is (504) 737-3854.We currently do not occupy office space, as our business is primarily e-commerce.  This arrangement is expected to continue until such times as it becomes necessary for us to relocate, as to which no assurances can be given.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LITIGATION

The Company is not engaged in any litigation, nor is any litigation pending or been threatened.

OUR TRADING SYMBOL

The Common Stock of World Wide Relics Inc. does not have a trading symbol at this time.

As of June 30, 2009, there were approximately 41 shareholders of record for the Company’s common stock on a proforma basis.

DIVIDENDS

We have never paid a cash dividend on our common stock.  It is our present policy to retain earnings, if any, to finance the development and growth of our business.  Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION

The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Nevada law for any person whom the Company may indemnify thereunder, including directors, officers, employees, and agents of the Company.  In addition, the Certificate of Incorporation, as permitted under the Nevada General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors.  As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties.  The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law.  The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

NEVADA ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

Provisions of Nevada law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors.  These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us.  We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to the Nevada General Corporation Law, which regulates corporate acquisitions.  In general, Section 203 prohibits a publicly held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

(i)

The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

(ii)

Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

(iii)

On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

Upon effectiveness of this registration statement, we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System.  The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form S-1 with the Commission to register shares of our common stock.  This prospectus is part of that registration statement and as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement.  For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement.  You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above.  You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete.  Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

World Wide Relics, Inc.

(a development stage company)

INDEX

Report of Independent Registered Public Accounting Firm	F-1
Audited Financial Statements:

Balance Sheets as of December 31, 2008 and 2007	F-2
Statements of Operations for the Years Ended December 31, 2008 and 2007	F-3
Statements of Changes in Stockholders’ Equity (Deficit) for the Years Ended December 31, 2008 and 2007	F-4
Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	F-5
Notes to Financial Statements at December 31, 2008 and 2007	F-6
FINANCIAL STATEMENTS:
Consolidated Balance Sheet as of June 30, 2009 (Unaudited) and December 31, 2008	F-12
Statements of Operations for the Three Months and Six Months Ended June 30, 2009	F-13
and 2008 (Unaudited) and from Inception (January 18, 2005), to June 30, 2009 (Unaudited)	F-14
Statement of Changes in Stockholders’ Equity Deficit (Unaudited)	F-15
Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008 (Unaudited) and from Inception (January 18, 2005), to June 30, 2009 (Unaudited)	F-16
Notes to Financial Statements at June 30, 2009	F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

World Wide Relics Inc.

New York, N.Y.

We have audited the accompanying balance sheets of World Wide Relics Inc. (a development stage company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2008 and 2007 and for the period from January 18, 2005 (Inception) to December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Wide Relics Inc. (a development stage company) as of December 31, 2008 and the results of their operations and their cash flows for the years ended December 31, 2008 and 2007 and from January 18, 2005 (Inception) to December 31, 2008, in conformity with U. S. generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has generated limited revenue since inception on January 18, 2005, and has sustained net losses of $12,395 since inception through December 31, 2008.  As a result, the current operations are not an adequate source of cash to fund future operations.  These issues among others raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Dated: April 14, 2009

B y: /s/Sherb &Co., LLP

New York, New York

Sherb & Co.,LLP- Certified Public Accountants

                                                                                   World Wide Relics, Inc.

(a development stage company)

 BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$75	$274
Accounts receivable	2,500	-
Inventories	5,788	6,132
Total current assets	8,363	6,406

OTHER ASSETS
Capitalized software costs, net	-	225
Total assets	$8,363	$6,631

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Total current liabilities	$-	$-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 5,000,000 shares authorized,
No shares issued and outstanding	-	-
Common stock, $.001 par value, 25,000,000 shares authorized,
6,478,559 shares issued and outstanding	6,479	-
Additional Paid-In Capital	14,279	14,718
Deficit accumulated during the development stage	(12,395)	(8,087)
Total stockholders' equity (deficit)	8,363	6,631

Total liabilities and stockholders' equity (deficit)	$8,363	$6,631

 The accompanying notes to the financial statements are an integral part of these statements.

 World Wide Relics, Inc.

(a development stage company)

 STATEMENTS OF OPERATIONS

			Cumulative
			Totals
			From Inception
			(January 18, 2005)
	For the year ended December 31,		Through
	2008	2007	December 31, 2008

Revenue	$2,886	$14,078	$21,836
Costs of revenue	6,912	5,683	14,429

Gross profit (loss)	(4,026)	8,395	7,407

General and administrative expenses
Audit fees	-	-	14,000
Amortization of intangibles	225	-	425
Postage & Mailing	-	1,431	2,240
Other	57	1,608	3,137
Total operating expenses	282	3,039	19,802
Net loss	$(4,308)	$5,356	$(12,395)

(Loss) per share:
Basic and diluted earnings (loss) per share	$(0.00)	$0.00

Number of common shares
outstanding - basic and diluted	6,478,559	6,478,559

The accompanying notes to the financial statements are an integral part of these statements.

World Wide Relics, Inc.

(a development stage company)

  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, January 18, 2005	-	$-	-	$-	$-	$-	$-

Issuance of restricted shares to
officer for services	-	-	6,478,559	1,000	-	-	1,000

Net loss	-	-	-	-	-	(5,959)	(5,959)

Balance, December 31, 2005	-	-	6,478,559	1,000	-	(5,959)	(4,959)

Net loss	-	-	-	-	-	(7,484)	(7,484)

Balance, December 31, 2006	-	-	6,478,559	1,000	-	(13,443)	(12,443)

Common stock acquired
by parent	-	-	(6,478,559)	(1,000)	-	-	(1,000)

Cash transfer from parent	-	-	-	-	14,718	-	14,718

Net income	-	-	-	-	-	5,356	5,356

Balance, December 31, 2007	-	-	-	-	14,718	(8,087)	6,631

Cash transfer from parent	-	-	-	-	6,040	-	6,040

Spinoff of common shares	-	-	6,478,559	6,479	(6,479)	-	-

Net loss	-	-	-	-	-	(4,308)	(4,308)

Balance, December 31, 2008	-	$-	6,478,559	$6,479	$14,279	$(12,395)	$8,363

The accompanying notes to the financial statements are an integral part of these statements.

World Wide Relics, Inc.

(a development stage company)

STATEMENTS OF CASH FLOWS

			Cumulative
			Totals
			From Inception
			(January 18, 2005)
	For the year ended December 31,		Through
	2008	2007	December 31, 2008

Cash flows from operating activities:
Net Income (loss)	$(4,308)	$5,356	$(12,395)

Adjustments to reconcile net income (loss) to net
cash used in operating activities

Depreciation, amortisation and impairment	225	75	500
Write-down of inventory	5,019	-	5,019

(Increase) decrease in assets and liabilities:
Accounts receivable	(2,500)	-	(2,500)
Inventory	(4,675)	(1,140)	(10,807)
Accrued expenses	-	(14,000)	-

Net cash used in operating activities	(6,239)	(9,709)	(20,183)

Cash flows from investing activities:
Computer software development costs	-	-	(500)
Net cash used in investing activities	-	-	(500)

Cash flows from financing activities:
Increase in cash overdraft	-	(10)	-
Advance from shareholder	-	(3,725)	-
Net cash transfer from parent	6,040	13,718	20,758
Net cash provided by financing activities	6,040	9,983	20,758

Net increase (decrease) in cash and cash equivalents	(199)	274	75
Cash and cash equivalents - beginning of period	274	-	-

Cash and cash equivalents - end of period	$75	$274	$75

The accompanying notes to the financial statements are an integral part of these statements.

World Wide Relics, Inc. and Subsidiary

(a development stage company)

Notes to Financial Statements

Note 1 -Description of Business

Our Business

World Wide Relics, Inc. (“WWR” or “We” or “the Company”) was formed as a Delaware corporation on January 18, 2005.  We are a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines through our website with the registered domain name of WorldWideRelics.Com.  To date, we have completed our range of historical uniforms known as “Britain in the 1930’s” and have had commenced selling these items to the growing market of world wide enthusiasts and collectors through our internet platform and on eBay Inc.  We intend to add new ranges of product covering the American Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor.  This range includes both uniforms as well as accoutrements such as boots, belts, and back packs produced to a museum quality standard.  The final sales entry point is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups world wide that are principally in Europe.  Our website is currently down, as we are updating it and adding new features.

On January 17, 2007, the Company was acquired by Classic Costume Company, Inc. (“Classic Costume”), a Delaware corporation formed on December 29, 2006, and WWR became a wholly owned subsidiary.  During June 2007, Classic Costume raised $30,150 in a public offering of shares.

Separation from Classic Costume Company, Inc.

On February 5, 2009, the Classic Costume’s Board of Directors resolved to spin-off the its wholly owned subsidiary, World Wide Relics, Inc., a Nevada corporation, to shareholders of record on April 1, 2009 (the “Record Date”).  Classic itself decided to pursue a different line of business, specifically the sale and conversion of “stretch vehicles” including Lincoln Town Car, Hummer, Chrysler 300, and similar full size vehicles. Classic Costume shareholders as of the Record Date shall receive one share of World Wide Relics, Inc. for each two shares held in Classic Costume on the Record Date.  The financial statements presented are adjusted to reflect the 6,478,559 distributed shares of World Wide Relics.  Costs were allocated between Classic Costume and World Wide Relics on the basis of specific identification.

Due to the fact that the remaining assets of Classic Costume are transferred to the Company in connection with the distribution, the Distribution was reported for accounting purposes as a “reverse spin-off” under generally accepted accounting principles.  The spin-off was treated as a reverse spin-off for financial statement purposes because substantially all of Classic Costume’s assets and operations were held by the Company after the spin-off.  Therefore the spin-off has been reflected, for financial statement presentation, as if the Company were a new company consisting of its historical operations.  The information contained herein indicates the results of operations or financial condition of the Company that would have been reported for the periods indicated has the Distribution occurred on the first day of the periods discussed.

The Company maintains its principal business operations in New York, New York.

Note 2 - Summary of Significant Accounting Policies

Share Issuances

On October 20, 2006, the Board of Directors authorized a 6.478559 for 1 forward stock split on the issued and outstanding common shares.  The authorized number of common shares remains the same at 25,000,000 common shares with a par value of $0.001 per share.  All references in the accompanying financial statements to the number of common shares have been restated to retroactively reflect the forward stock split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation.  Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years).  Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.  Costs of maintenance and repairs are charged to expense as incurred.

Inventories

Inventory is valued at the lower of cost or market and consists of finished goods.  The cost is determined by using the actual amount paid to acquire the items.

   World Wide Relics, Inc. and Subsidiary

(a development stage company)

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

 Website Development

The Company capitalizes website development costs in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Emerging Issues Task Force (EITF) No. 00-2, Accounting for Website Development Costs, whereby costs related to the preliminary project stage of development are expensed and costs related to the application development stage are capitalized.  Any additional costs for upgrades and enhancements, which result in additional functionality, will be capitalized.  Capitalized costs will be amortized based on their estimated useful life of three years beginning when the website is completed and is operational.  Internal costs related to the development of website content are charged to operations as incurred.

Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25.  Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.  Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  In March 2005, the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”.  SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies.  SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods.  On April 14, 2005, the U.S. Securities and Exchange Commission (the “SEC”) adopted a new rule amending the compliance dates for SFAS 123R.  Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123.  Effective January 1, 2006, the Company has adopted SFAS No. 123(R) under the prospective method.

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment.  The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis.  If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.  Property and equipment to be disposed of by sale is carried at the lower of the then current carrying value or fair value less estimated costs to sell.  Intangible assets with indefinite useful lives are tested for impairment annually or more frequently if an event indicates that the asset might be impaired.  In accordance with SFAS No. 142, the fair value of these intangible assets is determined based on a discounted cash flow methodology.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  In circumstances when these criteria are not met, revenue recognition is deferred until resolution occurs.

World Wide Relics, Inc. and Subsidiary

 (a development stage company)

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

 Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

 Earnings (Loss) Per Share of Common Stock

The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with SFAS 128, “Earnings Per Share (“SFAS 128”).  Under SFAS 128, basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted-average number of shares outstanding during the period.  Diluted net income per share is computed by dividing net income for the period by the weighted-average number of common share equivalents during the period.  There were no unexpired options or warrants to purchase shares of common stock at December 31, 2008.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, and payable approximate fair value based on the short-term maturity of these instruments.

Intangible Assets

The Company accounts for intangible assets in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, which requires intangible assets with indefinite useful lives not be amortized, but be tested for impairment annually or whenever indicators or impairments arise.  Intangible assets that have finite lives continue to be amortized over their estimated useful lives.  Our intangible asset consisting of our website was fully amortized as of December 31, 2008.

  Shipping and handling costs

The Company accounts for shipping and handling costs as a component of “Cost of Sales”.

Advertising Costs

The Company plans to expense all advertising costs as incurred.  The Company had advertising costs totaling zero and $849 during the years ended December 31, 2008 and December 31, 2007, respectfully.

Recent Issued Accounting Standards

The FASB issued FASB Statement No. 141 (revised 2007), Business Combinations, and No. 160, Noncontrolling Interests in Consolidated Financial Statements.  Statement 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  FASB No. 141R is effective for fiscal years beginning after December 15, 2008.  The Company does not believe that FAS No. 141 R will have any impact on its consolidated financial statements.

World Wide Relics, Inc. and Subsidiary

 (a development stage company)

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (Cont’d)

Recent Issued Accounting Standards (Cont’d)

The FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  Statement No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements.  Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.  FASB No. 160 is effective for fiscal years beginning after December 15, 2008.  The Company does not believe that FAS No. 160 will have any impact on its consolidated financial statements.

In March 2008, the FASB issued FASB No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning January 1, 2009.  Management believes that, for the foreseeable future, this Statement will have no impact on the consolidated financial statements of the Company once adopted.

In May 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities.  We are currently evaluating the effects, if any, that SFAS No. 162 may have on our financial reporting.

Management does not believe that any recently issued, but not effective accounting pronouncements if currently adopted would have a material effect on the accompanying consolidated financial statements.

 Note 3-Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  The Company has limited operations and has incurred losses since inception, and has limited working capital that raises substantial doubt about its ability to continue as a going concern.  Company management may have to raise additional debt or equity financing to fund future operations and to provide additional working capital.  However, there is no assurance that such financing will be obtained in sufficient amounts necessary to meet the Company's needs.  The accompanying audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

   World Wide Relics, Inc. and Subsidiary

(a development stage company)

Notes to Financial Statements

Note 4-Equity Transactions

The Company was incorporated on January 18, 2005.  Upon incorporation, the Company had authority to issue the following:

Preferred Stock- 5,000,000 $.001 par value shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock- 25,000,000 $.001 par value shares with such designations, voting and other rights as may be determined from time to time by the Board of Directors.

On February 5, 2009, the Classic Costume’s Board of Directors resolved to spin-off the its wholly owned subsidiary, World Wide Relics Inc., a Nevada corporation, to shareholders of record on April 1, 2009 (the “Record Date”).  Classic Costume shareholders as of the Record Date shall receive one share of World Wide Relics Inc. for each two shares held in Classic Costume on the Record Date.  The financial statements presented are adjusted to reflect the 6,478,559 distributed shares of World Wide Relics.

Note 5 – Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS No. 109").  SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss carry-forwards.  SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The following is a reconciliation of income taxes computed using the statutory Federal rate to the income tax expense in the financial statements for December 31, 2008 and December 31, 2007:

	December 31, 2008	December 31, 2007
Income tax (benefit) computed at statutory rate	$(1,500)	(1,900) -
Utilization of net operating loss carry forward	-
Increase in valuation allowance	1,500	(1,900)
Provision for income taxes	$-	$-

World Wide Relics, Inc. and Subsidiaries

(a development stage company)

Notes to Financial Statements

Note 5 – Income Taxes

 On December 1, 2007, the Company adopted FASB Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes–an Interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  The amount recognized is measured as the largest amount of benefit that is more likely than not of being realized upon ultimate settlement.  The Company has provided a full valuation allowance against its net deferred tax assets due to the uncertainty of realization of such assets.  As of December 31, 2008 and December 31, 2007, the Company has net operating losses for Federal income tax purposes totaling approximately $12,395, expiring at various times through December 31, 2028.

The following is a tax table of deferred tax assets at December 31, 2008 and December 31, 2007:

	December 31, 2008	December 31, 2007
Net operating loss	$4,500	$3,000
Valuation allowance	(4,500)	(3,000)
Net deferred tax asset	$ -	$ -

Note 6.  Subsequent Event

On February 5, 2009, the Classic Costume’s Board of Directors resolved to spin-off the its wholly owned subsidiary, World Wide Relics Inc., a Nevada corporation, to shareholders of record on April 1, 2009 (the “Record Date”).  Classic Costume shareholders as of the Record Date shall receive one share of World Wide Relics Inc. for each two shares held in Classic Costume on the Record Date.

World Wide Relics, Inc.

(a development stage company)

 BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(UNAUDITED)	(AUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21	$75
Accounts receivable	2,500	2,500
Inventories	5,788	5,788
Total current assets	8,309	8,363

Total assets	$8,309	$8,363

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,500	-
Advance from shareholder	329	-
Total current liabilities	$2,829	$-

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 5,000,000 shares authorized,
No shares issued and outstanding	-	-
Common stock, $.001 par value, 25,000,000 shares authorized,
s	6,479	6,479
Additional Paid-In Capital	14,279	14,718
Deficit accumulated during the development stage	(15,278)	(8,087)
Total stockholders' equity	5,480	6,631

Total liabilities and stockholders' equity	$8,309	$6,631

The accompanying notes to the unaudited financial statements are an integral part of these statements.

World Wide Relics, Inc.

(a development stage company)

 STATEMENTS OF OPERATIONS

(UNAUDITED)

					Cumulative
					Totals
					From Inception
					(January 18,
					2005)
	For the three months ended		For the six months ended		Through
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008	June 30, 2008

Revenue	$-	$-	$-	$386	$21,836
Costs of revenue	-	-	-	81	14,429

Gross profit	-	-	-	305	7,407

General and administrative expenses
Audit fees	-	-	2,500	-	16,500
Amortization of intangibles	-	25	-	50	425
Postage and mailing	-	-	-	-	2,240
Other	88	-	383	-	3,520
Total operating expenses	88	25	2,883	50	22,685

Net income (loss)	(88)	(25)	(2,883)	255	(15,278)

Income (loss) per share:
Basic and diluted earnings (loss) per share	$(0.00)	$(0.00)	$(0.00)	$0.00

Weighted average shares
outstanding - basic and diluted	6,478,559	6,478,559	6,478,559	6,478,559

The accompanying notes to the unaudited financial statements are an integral part of these statements.

World Wide Relics, Inc.

(a development stage company)

  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 18, 2005	-	$-	-	$-	$-	$-	$-

Issuance of restricted shares to
officer for services	-	-	6,478,559	6,479	-	-	6,479

Net loss	-	-	-	-	-	(5,959)	(5,959)

Balance, December 31, 2005	-	-	6,478,559	6,479	-	(5,959)	520

Net loss	-	-	-	-	-	(7,484)	(7,484)

Balance, December 31, 2006	-	-	6,478,559	6,479	-	(13,443)	(6,964)

Common stock acquired
by parent	-	-	(6,478,559)	(6,479)	-	-	(6,479)

Cash transfer from parent	-	-	-	-	14,718	-	14,718

Net income	-	-	-	-	-	5,356	5,356

Balance, December 31, 2007	-	-	-	-	14,718	(8,087)	6,631

Cash transfer from parent	-	-	-	-	6,040	-	6,040

Spinoff of common shares	-	-	6,478,559	6,479	(6,479)	-	-

Net loss	-	-	-	-	-	(4,308)	(4,308)

Balance, December 31, 2008	-	-	6,478,559	6,479	14,279	(12,395)	8,363

Net income	-	-	-	-	-	(2,883)	(2,883)

Balance, June 30, 2009 (unaudited)	-	-	6,478,559	$6,479	$14,279	$(15,278)	$5,480

The accompanying notes to the unaudited financial statements are an integral part of these statements.

World Wide Relics, Inc.

(a development stage company)

STATEMENTS OF CASH FLOWS

			Cumulative
			Totals
			From Inception
			(January 18, 2005)
	For the six months ended June 30,		Through
	2009	2008	June 30, 2009

Cash flows from operating activities:
Net Income (loss)	$(2,883)	$255	$(15,278)

Adjustments to reconcile net income (loss) to net
cash used in operating activities

Depreciation, amortisation and impairment	-	50	425
Write-down of inventory	-	-	5,019

(Increase) decrease in assets and liabilities:
Accounts receivable	-	(188)	(2,500)
Inventory	-	-	(10,807)
Accounts payable	2,500	-	2,500

Net cash used in operating activities	(383)	117	(20,641)

Cash flows from investing activities:
Computer software development costs	-	-	(500)
Net cash used in investing activities	-	-	(500)

Cash flows from financing activities:
Advance from shareholder	329	-	329
Net cash transfer from/(to) parent	-	-	20,758
Net cash provided by financing activities	329	-	21,087

Net increase (decrease) in cash and cash equivalents	(54)	117	(54)
Cash and cash equivalents - beginning of period	75	274	75

Cash and cash equivalents - end of period	$21	$391	$21

The accompanying notes to the unaudited financial statements are an integral part of these statements.

World Wide Relics, Inc. and Subsidiary

(a development stage company)

Notes to Financial Statements

Note 1 -Description of Business

Our Business

World Wide Relics, Inc. (“WWR” or “We” or “the Company”) was formed as a Delaware corporation on January 18, 2005.  We are a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines through our website with the registered domain name of WorldWideRelics.Com.  To date, we have completed our range of historical uniforms known as “Britain in the 1930’s” and have had commenced selling these items to the growing market of worldwide enthusiasts and collectors through our internet platform and on eBay Inc.  We intend to add new ranges of product covering the American Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor.  This range includes both uniforms as well as accoutrements such as boots, belts, and back packs produced to a museum quality standard.  The final sales entry point is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups worldwide that are principally in Europe.  Our website is currently down, as we are updating it and adding new features.

On January 17, 2007, the Company was acquired by Classic Costume Company, Inc. (“Classic Costume”), a Delaware corporation formed on December 29, 2006, and WWR became a wholly owned subsidiary.  During June 2007, Classic Costume raised $30,150 in a public offering of shares.

Separation from Classic Costume Company, Inc.

On February 5, 2009, the Classic Costume’s Board of Directors resolved to spin-off the its wholly owned subsidiary, World Wide Relics, Inc., a Nevada corporation, to shareholders of record on April 1, 2009 (the “Record Date”).  Classic itself decided to pursue a different line of business, specifically the sale and conversion of “stretch vehicles” including Lincoln Town Car, Hummer, Chrysler 300, and similar full size vehicles. Classic Costume shareholders as of the Record Date shall receive one share of World Wide Relics, Inc. for each two shares held in Classic Costume on the Record Date.  The financial statements presented are adjusted to reflect the 6,478,559 distributed shares of World Wide Relics.  Costs were allocated between Classic Costume and World Wide Relics on the basis of specific identification.

Due to the fact that the remaining assets of Classic Costume are transferred to the Company in connection with the distribution, the Distribution was reported for accounting purposes as a “reverse spin-off” under generally accepted accounting principles.  The spin-off was treated as a reverse spin-off for financial statement purposes because substantially all of Classic Costume’s assets and operations were held by the Company after the spin-off.  Therefore the spin-off has been reflected, for financial statement presentation, as if the Company were a new company consisting of its historical operations.  The information contained herein indicates the results of operations or financial condition of the Company that would have been reported for the periods indicated has the Distribution occurred on the first day of the periods discussed.

The Company maintains its principal business operations in New York, New York.

Note 2 - Summary of Significant Accounting Policies

Share Issuances

On October 20, 2006, the Board of Directors authorized a 6.478559 for 1 forward stock split on the issued and outstanding common shares.  The authorized number of common shares remains the same at 25,000,000 common shares with a par value of $0.001 per share.  All references in the accompanying financial statements to the number of common shares have been restated to retroactively reflect the forward stock split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation.  Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years).  Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.  Costs of maintenance and repairs are charged to expense as incurred.

Inventories

Inventory is valued at the lower of cost or market and consists of finished goods.  The cost is determined by using the actual amount paid to acquire the items.

   World Wide Relics, Inc. and Subsidiary

(a development stage company)

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Website Development

The Company capitalizes website development costs in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Emerging Issues Task Force (EITF) No. 00-2, Accounting for Website Development Costs, whereby costs related to the preliminary project stage of development are expensed and costs related to the application development stage are capitalized.  Any additional costs for upgrades and enhancements, which result in additional functionality, will be capitalized.  Capitalized costs will be amortized based on their estimated useful life of three years beginning when the website is completed and is operational.  Internal costs related to the development of website content are charged to operations as incurred.

Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25.  Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.  Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  In March 2005, the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”.  SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies.  SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods.  On April 14, 2005, the U.S. Securities and Exchange Commission (the “SEC”) adopted a new rule amending the compliance dates for SFAS 123R.  Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123.  Effective January 1, 2006, the Company has adopted SFAS No. 123(R) under the prospective method.

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment.  The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis.  If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.  Property and equipment to be disposed of by sale is carried at the lower of the then current carrying value or fair value less estimated costs to sell.  Intangible assets with indefinite useful lives are tested for impairment annually or more frequently if an event indicates that the asset might be impaired.  In accordance with SFAS No. 142, the fair value of these intangible assets is determined based on a discounted cash flow methodology.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  In circumstances when these criteria are not met, revenue recognition is deferred until resolution occurs.

World Wide Relics, Inc. and Subsidiary

 (a development stage company)

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

 Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

 Earnings (Loss) Per Share of Common Stock

The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with SFAS 128, “Earnings Per Share (“SFAS 128”).  Under SFAS 128, basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted-average number of shares outstanding during the period.  Diluted net income per share is computed by dividing net income for the period by the weighted-average number of common share equivalents during the period.  There were no unexpired options or warrants to purchase shares of common stock at June 30, 2009.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, and payable approximate fair value based on the short-term maturity of these instruments.

Intangible Assets

The Company accounts for intangible assets in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, which requires intangible assets with indefinite useful lives not be amortized, but be tested for impairment annually or whenever indicators or impairments arise.  Intangible assets that have finite lives continue to be amortized over their estimated useful lives.  Our intangible asset consisting of our website was fully amortized as of January 30, 2009.

  Shipping and handling costs

The Company accounts for shipping and handling costs as a component of “Cost of Sales”.

Advertising Costs

The Company plans to expense all advertising costs as incurred.  .

 Recent Issued Accounting Standards

The FASB issued FASB Statement No. 141 (revised 2007), Business Combinations, and No. 160, Noncontrolling Interests in Consolidated Financial Statements.  Statement 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  FASB No. 141R is effective for fiscal years beginning after December 15, 2008.  The Company does not believe that FAS No. 141 R will have any impact on its consolidated financial statements.

World Wide Relics, Inc. and Subsidiary

 (a development stage company)

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (Cont’d)

Recent Issued Accounting Standards (Cont’d)

The FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  Statement No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements.  Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.  FASB No. 160 is effective for fiscal years beginning after December 15, 2008.  The Company does not believe that FAS No. 160 will have any impact on its consolidated financial statements.

In March 2008, the FASB issued FASB No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning January 1, 2009.  Management believes that, for the foreseeable future, this Statement will have no impact on the consolidated financial statements of the Company once adopted.

In May 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities.  We are currently evaluating the effects, if any, that SFAS No. 162 may have on our financial reporting.

Management does not believe that any recently issued, but not effective accounting pronouncements if currently adopted would have a material effect on the accompanying consolidated financial statements.

 Note 3-Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  The Company has limited operations and has incurred losses since inception, and has limited working capital that raises substantial doubt about its ability to continue as a going concern.  Company management may have to raise additional debt or equity financing to fund future operations and to provide additional working capital.  However, there is no assurance that such financing will be obtained in sufficient amounts necessary to meet the Company's needs.  The accompanying audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

  World Wide Relics, Inc. and Subsidiary

(a development stage company)

Notes to Financial Statements

Note 4-Equity Transactions

The Company was incorporated on January 18, 2005.  Upon incorporation, the Company had authority to issue the following:

Preferred Stock- 5,000,000 $.001 par value shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock- 25,000,000 $.001 par value shares with such designations, voting and other rights as may be determined from time to time by the Board of Directors.

On February 5, 2009, the Classic Costume’s Board of Directors resolved to spin-off its wholly owned subsidiary, World Wide Relics Inc., a Nevada corporation, to shareholders of record on April 1, 2009 (the “Record Date”).  Classic Costume shareholders as of the Record Date shall receive one share of World Wide Relics Inc. for each two shares held in Classic Costume on the Record Date.  The financial statements presented are adjusted to reflect the 6,478,559 distributed shares of World Wide Relics.

-----------------------------------------------------------------------------

WORLD WIDE RELICS INC.

6,478,559 Shares

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to.  We have not authorized anyone to provide you with information that is different.  This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until _________, 2009 all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              ____________, 2009

--------------------------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant.

Securities and Exchange

   Commission registration fee

$        39.30

Legal fees and expenses (1)

$ 15,000.00

Accounting fees and expenses

$   2,500.00

Miscellaneous (1)

$    2000.00

Total (1)

$ 19,539.30

-------------------------------

(1) Estimated.

Item 14.  Indemnification of Directors, Officers, Employees, and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Nevada law.  Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Nevada General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the  corporation.  The Nevada General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law.  The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request.  The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.  The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Nevada law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 15.  Recent Sales of Unregistered Securities.

None

Item 16.  Exhibits and Financial Statement Schedules.

(a)      Exhibits:

     The following exhibits are filed as part of this registration statement:

Exhibit            Description of Exhibit

3.1 (1)             Certificate of Incorporation of WORLD WIDE RELICS INC.

3.2 (1)             By-laws of WORLD WIDE RELICS INC.

5.1 (1)*           Opinion of Roger L. Fidler, Esq.

16 (1)               Power of Attorney

23.1 (1)*         Consent of Sherb & Co., LLP, Independent Auditor

23.2 (1)*         Consent of  Roger L. Fidler, Esq. (included in Exhibit 5.1)

-----------------

*Filed herewith

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of New York, State of New York, on August 11, 2009.

WORLD WIDE RELICS INC.

By: /s/John Amand

------------------------

John Amand

Chief Executive Officer, Chief Financial Officer, President, and Director

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By: /s/John Amand

------------------------

John Amand

Chief Executive Officer, Chief Financial Officer, President, and Director

August 11, 2009

By: /s/E.Todd Owens

----------------------------

E. Todd Owens

Secretary and Director

August 11, 2009

Dealer Prospectus Delivery Obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.